                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRST AMERICAN SILVER CORP. SIGNS LICENSING  AGREEMENT  AFFECTING AN AREA OF 256
SQUARE MILES ON THE CARLIN TREND

RENO, NV - October 6, 2011 - First American Silver Corp. (OTCBB: FASV) is
pleased to have entered into a licensing agreement for rights established in a
May 10, 1979 agreement affecting 256-square-miles of the Carlin Trend in Elko
County, Nevada.

Under the terms of the 1979 agreement, First American will now be deemed the successor of a specific Right to Participate on a 50 percent basis with ongoing and future projects operated, controlled and/or conveyed by Newmont Mining and
Barrick Gold Corporation within the area of interest.

Under the terms of the licensing agreement, First American will finance the cost of pursuing the rights established in the 1979 agreement. The distribution of any proceeds will be as follows: After First American has been reimbursed for any and all out-of-pocket expenses, it will share proceeds on an 80/20 percent basis with the licensor. The term of the licensing agreement will be for 10 years with an option for an additional 10 years.

C.E.O. Thomas J. Menning said, "The location of the area of interest created in the 1979 agreement is in one of the most prolific gold-producing areas in the state of Nevada, and for that matter the world. We are very excited about this opportunity." (HOST LINK TO THE MAP OF THE AREA OF INTEREST)

Notice:  UNDER THE TERMS OF THE AGREEMENT,  A NOTIFICATION  OF ASSIGNMENT TO THE
OPERATOR IS REQUIRED.  HENCE,  BOTH NEWMONT  MINING AND BARRICK GOLD CORP.  HAVE
BEEN NOTIFIED.

For further  information,  please contact First  American  Silver Corp. at (775)
323-3278 or  www.firstamericansilver.com.  Copies of the May 10, 1979  Agreement
and the licensing agreement have been posted to the website.